UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     FORM 8K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 29, 1996


                            FARM FAMILY HOLDINGS, INC.

    A Delaware Corporation   Commission File No. 1-11941  IRS No. 14-1789227

                  344 Route 9W, Glenmont, New York  12077-2910
                 Registrant's telephone number:  (518) 431-5000

Item 5.  Other Events

	On October 29, 1996, Farm Family Holdings, Inc. issued a press release announcing the company's operating results for the three month period and the nine month period ended September 30, 1996.


Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release dated October 29, 1996

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                	 	FARM FAMILY HOLDINGS, INC. (Registrant)

    October 29, 1996 	 	                /s/ Philip P. Weber
          (Date)                	 	Philip P. Weber President and CEO

Exhibit 99

FOR IMMEDIATE RELEASE

                           CONTACT:    Timothy A. Walsh (518) 431-5410


Glenmont, New York - October 29, 1996 -- Farm Family Holdings, Inc. (NYSE symbol: FFH) today announced an 18.7% increase in operating earnings for the third quarter ended September 30, 1996 to $3,528,000 compared to $2,971,000 for the same period in 1995.

Philip P. Weber, President and CEO of Farm Family Holdings said, "The dilutive effect of the Company's recent IPO creates a seemingly negative comparison for operating earnings on a per share basis: $0.76 per share for the third quarter of 1996 versus $0.99 per share in the third quarter of 1995. In fact, we are very encouraged by the overall increase in operating earnings for this quarter and the growth in net premiums."

Operating earnings for the nine month period ended September 30, 1996 were $6,834,000 compared to $8,070,000 for the same period in 1995. On a per share basis, operating earnings for the nine months ended September 30, 1996 were $1.92 compared to $2.69 for the same period in 1995. The decrease in operating earnings overall and on a per share basis was primarily the result of the abnormally high weather related losses incurred in the first quarter of 1996 and the additional shares outstanding from the Company's initial public offering on July 26, 1996. Losses believed to be weather related were approximately $9,373,000 for the nine months ended September 30, 1996 compared to $3,425,000 for the same period in 1995. Operating earnings exclude the impact of realized capital gains and losses and extraordinary items.

Premiums and Net Written Premiums
---------------------------------

Premium revenue increased 10.2% to $33,015,000 for the third quarter of 1996 compared to $29,958,000 for the same period in 1995. For the nine months ended September 30, 1996, premium revenue increased 11.3% to $96,881,000 compared to $87,021,000 for the same period in 1995.

"Our premium growth comes from our continued penetration into the Northeastern agribusiness, rural, and suburban markets, particularly in New Jersey, New York, Connecticut, Rhode Island, and Delaware" said Mr. Weber. "During 1996, we have increased our writings of all of our primary products: personal and commercial auto, Special Farm Package, businessowners, and homeowners products."

Net written premiums increased 11.0% to $33,384,000 for the third quarter of 1996 compared to $30,074,000 for the same period in 1995. Net written premiums for the nine months ended September 30, 1996 increased 9.3% to $102,281,000 compared to $93,558,000 for the same period in 1995.

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Combined Ratio
--------------

The Company's statutory combined ratio was 96.9% for the third quarter of 1996 compared to 100.5% for the same period in 1995. The combined ratio for the nine month period ended September 30, 1996 was 101.5% compared to 101.0% for the same period in 1995.

Loss and loss adjustment expenses were 69.9% of premium revenue for the third quarter of 1996 compared to 69.5% for the same period in 1995. Loss and loss adjustment expenses were 74.2% of premium revenue for the nine months ended September 30, 1996 compared to 70.7% for the same period in 1995. The increase in loss and loss adjustment expenses was primarily attributable to the previously-mentioned, abnormally high weather related losses incurred during the first quarter of 1996.

"While we have seen some reduction in the expense ratio," said Mr. Weber, "we are currently exploring an early retirement program and changes to our employee benefit plans to further reduce the Company's overall expenses. In addition, a revised agent compensation program for 1997 will better tie agent compensation to profitability. We are also considering an incentive compensation program, including a stock option plan, in order to better align management's interests with those of the stockholders."

Net Income
----------

Net income for the third quarter of 1996 increased 5.1% to $3,336,000 compared to $3,173,000 for the same period in 1995 despite certain nonrecurring expenses totaling $126,000 incurred during the third quarter of 1996 related to the Company's conversion from a mutual company to a stockholder owned company.
 Excluding the nonrecurring expenses, net income for the third quarter of 1996 increased 9.1% to $3,462,000 compared to $3,173,000 for the same period in 1995.

Net income for the nine months ended September 30, 1996 was $5,275,000 compared to $8,201,000 for the same period in 1995. The results for the nine months ended September 30, 1996 included abnormally high weather related losses incurred in the first quarter of 1996 and certain nonrecurring expenses totaling $1,543,000 related to the Company's conversion from a mutual company to a stockholder owned company.

Investment Income
-----------------

Net investment income for the third quarter of 1996 increased 11.9% to $4,132,000 compared to $3,692,000 for the same period in 1995. Net investment income increased 8.7% to $11,635,000 for the nine months ended September 30, 1996 compared to $10,701,000 for the same period in 1995.


                            ***MORE***

"We will continue to grow our core business and pursue opportunities to enhance our penetration in, and service to niche markets," said Mr. Weber. "For example, we are planning to reenter the Massachusetts workers' compensation market in 1997. We wrote profitable business there once before, got out of the state as the regulatory environment deteriorated, and now see a renewed opportunity."

Farm Family Casualty is a specialized, regional property and casualty insurer of farms, agricultural-related businesses and residents of rural and suburban communities.

Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: All forward-looking information or statements contained in this press release are based on management's current knowledge of factors, all with inherent risks and uncertainties, affecting Farm Family Holdings, Inc.'s business. Actual results may differ materially if these assumptions prove invalid. Significant risk factors as outlined in the Prospectus dated July 22, 1996, pp. 10-15, include but are not limited to: Variability of Operating Results, Geographic Concentration of Business, Competition, and Effect of Regulation and Reinsurance Considerations.

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
                           FARM FAMILY HOLDINGS, INC.
                  Condensed Consolidated Statements of Income
	 	                            ($ in thousands)
                                  (Unaudited)
                                 Three Months Ended    Nine Months Ended
                                    September 30,        September 30,
                                   1996       1995       1996       1995
Revenues:
  Premiums                        $33,015    $29,958    $96,881    $87,021
  Net investment income             4,132      3,692     11,635     10,701
  Realized investment gains
   (losses), net                     (102)       306        (25)       198
  Other income                        219        189        689        580
                                ---------  ---------  ---------  ---------
    Total revenues                 37,264     34,145    109,180     98,500
                                ---------  ---------  ---------  ---------

Losses and Expenses:
  Losses and loss adjustment
    expenses                       23,089     20,826     71,842     61,491
  Underwriting expenses             9,120      8,774     27,087     25,184
  Interest expense                     33         54        141        162
  Dividends to policyholders           43         43        156        134
                                ---------  ---------  ---------  ---------
    Total losses and expenses      32,285     29,697     99,226     86,971
                                ---------  ---------  ---------  ---------

Income before federal income tax
expense and extraordinary item      4,979      4,448      9,954     11,529

Federal income tax expense          1,517      1,275      3,136      3,328
                                ---------  ---------  ---------  ---------
Income before extraordinary item    3,462      3,173      6,818      8,201

Extraordinary item -
    demutualization expenses          126        -        1,543        -
                                ---------  ---------  ---------  ---------
       Net income                  $3,336     $3,173     $5,275     $8,201
                                =========  =========  =========  =========

Income before extraordinary
      item per share                $0.75      $1.06      $1.92      $2.73
                                =========  =========  =========  =========

Net income per share                $0.72      $1.06      $1.48      $2.73
                                =========  =========  =========  =========

Net operating income per share (1)  $0.76      $0.99      $1.92      $2.69
                                =========  =========  =========  =========

Shares outstanding (2)          4,641,411  3,000,000  3,553,150  3,000,000
                                =========  =========  =========  =========

(1) 	Operating income excludes the impact of realized capital
gains and losses and extraordinary items.

(2) 	Gives effect in the three month and nine month periods
ended September 30, 1995 to the allocation of 3,000,000 shares to eligible policyholders' on July 26, 1996 pursuant to the
Company's conversion from a mutual company to a stockholder
owned company.

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
                      FARM FAMILY HOLDINGS, INC.
                 Condensed Consolidated Balance Sheets
                           ($ in thousands)
                                      (Unaudited)
                                      09/30/96         12/31/95
Assets:
  Investments                         $237,560         $207,921
  Cash                                   3,944            2,410
  Insurance receivables                 35,748           35,564
  Deferred acquisition costs            11,299           10,527
  Accrued investment income              4,224            4,260
  Other assets                          21,112           17,606
                                     ---------        ---------
      Total Assets                    $313,887         $278,288
                                     =========        =========

Liabilities:
  Reserves for losses and
     loss adjustment expenses          138,090          137,978
  Unearned premium reserve              58,451           52,799
  Debt                                   1,309            2,707
  Other liabilities                      9,421           10,640
                                     ---------        ---------
      Total liabilities                207,271          204,124
                                     ---------        ---------

Stockholders' equity                   106,616           74,164
                                     ---------        ---------
      	Total Liabilities and
         Stockholders' Equity         $313,887         $278,288
                                     =========        =========

Book Value Per Share                    $20.29           $24.72
                                     =========        =========
Book Value Per Share
   (excluding SFAS 115 adjustment)      $19.47           $21.72
                                     =========        =========

      Shares Outstanding             5,253,878        3,000,000 (1)
                                     =========        =========

(1) Gives effect to the allocation of 3,000,000 shares to eligible policyholders on July 26, 1996 pursuant to the Company's conversion from a mutual company to a stockholder owned company.


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